                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to the  incorporation  by  reference  in  this  Post-Effective
Amendment  No.  29 to  Registration  Statement  No.33-28598  on Form N-1A of our
report  dated  November  15,  2006,  relating to the  financial  statements  and financial  highlights  of  Oppenheimer  Strategic  Income Fund  appearing in the
Annual Report on Form N-CSR of  Oppenheimer  Strategic  Income Fund for the year ended  September  30,  2006,  and to the  references  to us under  the  headings
"Independent  Registered  Public Accounting Firm" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus, which are part of such
Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
February 1, 2007